Exhibit 99.1

Green Thumb Industries Reports First Quarter 2022 Financial Results

CHICAGO and VANCOUVER, British Columbia, May 4, 2022 – Green Thumb Industries Inc. (Green Thumb) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE dispensaries, today reported its financial results for the first quarter ended March 31, 2022. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the first quarter ended March 31, 2022:

•	Revenue increased 25% year-over-year to $243 million, flat compared to the fourth quarter of 2021

•	Seventh consecutive quarter of positive GAAP net income, delivering $29 million or $0.12 per basic and diluted share

•	Adjusted Operating EBITDA was $67 million or 28% of revenue

•	Ninth consecutive quarter of positive cash flow from operations, generating $55 million in the first quarter

•	Cash at quarter end totaled $175 million

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Subsequent to quarter end, New Jersey’s Cannabis Regulatory Commission approved seven medical marijuana operators, including Green Thumb, to begin selling adult-use cannabis on April 21; RISE Bloomfield and RISE Paterson were among the first stores to begin adult-use sales on Day One.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“Our team delivered solid first quarter results with revenue increasing 25% over the prior year quarter. We generated our seventh consecutive quarter of positive net income of $29 million, or $0.12 per share, and Adjusted Operating EBITDA of $67 million. For the ninth consecutive quarter, we delivered positive cash flow from operations, which was $55 million in the first quarter,” said Green Thumb Founder and Chief Executive Officer Ben Kovler. “We continue to have strong conviction in our core thesis and given the opportunity ahead, we will invest in markets where we know demand is coming. As I have said before, growth is not linear and there will be quarter-to-quarter fluctuations depending on when new markets open to adult-use sales as well as the timing of our infrastructure investments. Our preparations in New Jersey positioned us well for demand on Day One, and we feel confident in our playbook for future adult-use transitions.”

Green Thumb Industries Inc.

“We believe that all our markets will eventually open to adult-use sales—we don’t know exactly when—but we do know that Americans are choosing cannabis for well-being and our trusted family of brands are well-positioned for the future. There is tremendous opportunity in this Great American Growth story, and we believe that the approximately $25 billion legal U.S. cannabis market will have significant growth over the next decade,” concluded Kovler.

First Quarter 2022 Financial Review

Total revenue increased 25% to $242.6 million from $194.4 million in the prior year period, driven by contributions from both the Retail and Consumer Packaged Goods businesses. On a sequential basis, revenue was essentially flat compared to $243.6 million in the fourth quarter 2021. Year-over-year revenue growth was driven by expanded distribution of Green Thumb’s branded products, 20 new stores and increased traffic in the Company’s 76 retail stores open and operating at quarter end.

All 15 of Green Thumb’s state markets contributed to first quarter revenue: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Virginia. The Company also continued to invest in the expansion of its cultivation and manufacturing capabilities across its footprint.

Gross profit for the first quarter 2022 was $122.9 million or 51% of revenue compared to $110.9 million or 57% of revenue for the comparable period.

Total selling, general and administrative expenses for the first quarter were $68.4 million or 28% of revenue, compared to $59.3 million or 31% of revenue for the first quarter 2021. Improved operating costs as a percentage of revenue reflected increased operating leverage.

Net income attributable to the Company for the first quarter 2022 was $28.9 million or $0.12 per basic and diluted share, compared to net income of $10.4 million, or $0.05 per basic and diluted share in the prior year.

EBITDA for the first quarter 2022 was $77.5 million or 32% of revenue compared to $66.5 million or 34% of revenue for the same period in the prior year. Adjusted Operating EBITDA, which excluded non-cash stock-based compensation of $4.7 million and $15.2 million of other non-operating income, was $67.0 million or 28% of revenue as compared to $71.4 million or 37% of revenue in the comparable period. The decrease in Adjusted Operating EBITDA largely reflected inflation on raw material inputs and additional compensation for talent throughout the organization. The Company continues to invest in its infrastructure to prepare for future demand in key markets. The decrease also reflected pricing headwinds in Pennsylvania, Nevada and Massachusetts.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Green Thumb Industries Inc.

Balance Sheet and Liquidity

As of March 31, 2022, current assets were $328.4 million including cash and cash equivalents of $174.5 million. Total debt outstanding was $244.2 million.

Total basic and diluted weighted average shares outstanding for the three months ended March 31, 2022 were 235.8 million and 238.2 million, respectively.

Consumer Packaged Goods Business

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As of March 31, 2022, Green Thumb’s family of consumer brands including RYTHM, Dogwalkers, incredibles, Beboe, Doctor Solomon’s and Good Green were produced, distributed, and available in retail locations across the country.

•	Our newest brand, Good Green, has expanded to six total markets with additional markets coming later this year.

•	In March, Green Thumb began sales of flower products in Minnesota.

•	The incredibles Snoozzzeberry product continues to perform well and subsequent to the quarter, the Company introduced Snoozzzierberry to build on the brand’s success.

Retail Distribution Business

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Green Thumb’s first quarter revenue included sales from 76 retail stores in the following states: California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Virginia. The Company acquired one and opened two new stores during the first quarter of 2022.

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Retail revenue decreased by less than 1% quarter-over-quarter. Comparable sales growth (stores opened at least 12 months) were down 3% on a base of 51 stores. Sequential quarter-over-quarter comparable sales were down 6% on a base of 65 stores.

•	During and subsequent to the first quarter, Green Thumb expanded its retail service in:

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Virginia: Green Thumb opened two new retail locations in Virginia, RISE Lynchburg and RISE Christiansburg during the first quarter. Profits from the first day of sales were donated to local organizations for each store opening: RISE Lynchburg donated to Shawn Moss Wellness and Growth Foundation (SWAG Foundation) and RISE Christiansburg donated to Montgomery County Emergency Assistance Program (MCEAP).

•	Illinois: Green Thumb acquired the remaining ownership interest in the entity that operates two Illinois retail stores located in Effingham and Charleston during the first quarter.

•	Minnesota: Green Thumb opened RISE Mankato subsequent to quarter end. Profits from the first day of sales were donated to Habitat for Humanity of Minnesota (Habitat Minnesota).

Green Thumb Industries Inc.

Other Developments

On April 11, 2022, New Jersey’s Cannabis Regulatory Commission approved seven medical dispensary operators, including Green Thumb, to begin selling cannabis in the recreational market. The Company began sales on April 21 in its RISE Paterson and RISE Bloomfield locations.

Green Thumb in the Community

On March 24, 2022, Green Thumb announced it expanded its partnership with Olive-Harvey College, a community college located on the southeast side of Chicago, by donating $200,000 to support the school’s cannabis education program. The program provides training, scholarships, equipment, staffing and industry access to help create a more diverse workforce within the cannabis industry.

On April 27, 2022, the Company announced its second round of grants to five non-profits through its Good Green grant program that supports organizations doing vital work in communities disproportionately affected by the War on Drugs. Each organization selected encompasses one or more of Good Green’s three core pillars: education, employment and expungement. The five recipients: Ex-Cons for Community and Social Change of Chicago; Growing Home of Chicago; Greyston Foundation of Yonkers, NY; i.c.stars of Chicago; and TakeRoot Justice of New York received unrestricted grants of $60,000 each to help advance their organization’s mission. Applications and additional information are available at www.good.green.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, depreciation and amortization and is a measurement of financial performance without having to factor in financing decisions, accounting decisions or tax environments.

Green Thumb Industries Inc.

Adjusted Operating EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, May 4, 2022 at 5:00 pm ET to discuss its first quarter financial results for the quarter ended March 31, 2022. The conference call may be accessed by dialing 844-883-3895 (Toll-Free) or 412-317-5797 (International) with conference ID: 10165081. A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb” or the “Company”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The Company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 17 manufacturing facilities, 77 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,000 people and serves millions of patients and customers each year. The Company was named to Crain’s Chicago Business Fast 50 list in 2021 and a Best Workplace by MG Retailer magazine in 2018 and 2019. More information is available at www.GTIgrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual

Green Thumb Industries Inc.

results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco and Firearms; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company lacks access to U.S. bankruptcy protections; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company faces intense competition; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; sales of substantial amounts of the Company’s Subordinate Voting Shares by our shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares; and the Company is governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the laws in Delaware, United States. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Green Thumb Industries Inc.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a global pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations. The Company’s unaudited interim condensed and consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of such financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill, long-lived asset and intangible assets; operating lease right of use assets and operating lease liabilities; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during the first three months of 2022, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of its supply chain partners.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:	Media Contact:

Andy Grossman	Leah Rosenfeld
EVP, Capital Markets & Investor Relations	Senior Director, External Communications
InvestorRelations@gtigrows.com	leah.rosenfeld@gtigrows.com
312-471-6720	847-951-5324

Source: Green Thumb Industries

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Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2022, December 31, 2021 and March 31, 2021

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net of discounts	$242,600	$243,580	$194,431
Cost of Goods Sold, net	(119,660)	(114,946)	(83,566)

Gross Profit	122,940	128,634	110,865

Expenses:
Selling, General, and Administrative	68,388	74,250	59,331

Total Expenses	68,388	74,250	59,331

Income (Loss) From Operations	54,552	54,384	51,534

Other Income (Expense):
Other Income (Expense), net	11,435	872	(5,150)
Interest Income, net	900	758	50
Interest Expense, net	(6,070)	(5,557)	(4,123)

Total Other Income (Expense)	6,265	(3,927)	(9,223)

Income Before Provision for Income Taxes And Non-Controlling Interest	60,817	50,457	42,311

Provision For Income Taxes	31,131	26,409	30,856

Net Income Before Non-Controlling Interest	29,686	24,048	11,455
Net Income Attributable To Non-Controlling Interest	747	1,242	1,086

Net Income Attributable To Green Thumb Industries Inc.	$28,939	$22,806	$10,369

Net Income per share - basic	$0.12	$0.10	$0.05

Net Income per share - diluted	$0.12	$0.10	$0.05

Weighted average number of shares outstanding - basic	235,838,947	230,916,901	216,210,429

Weighted average number of shares outstanding - diluted	238,225,420	233,927,531	221,616,157

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

March 31, 2022
(Unaudited)

Cash and Cash Equivalents	$174,539
Other Current Assets	153,821
Property and Equipment, Net	453,114
Right of Use Assets, Net	178,193
Intangible Assets, Net	674,692
Goodwill	640,795
Other Long-term Assets	121,968

Total Assets	$2,397,122

Total Current Liabilities	$179,184
Notes Payable, Net of Current Portion and Debt Discount	243,336
Lease Liability, Net of Current Portion	186,080
Other long-Term Liabilities	133,561
Total Equity	1,654,961

Total Liabilities and Equity	$2,397,122

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended March 31, 2022, December 31, 2021 and March 31, 2021

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted Operating EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted Operating EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted Operating EBITDA	March 31, 2022	December 31, 2021	March 31, 2021
(Amounts Expressed in Thousands of United States Dollars)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (Loss) Before Noncontrolling Interest (GAAP)	$29,686	$24,048	$11,455
Interest Income, net	(900)	(758)	(50)
Interest Expense, net	6,070	5,557	4,123
Income Taxes	31,131	26,409	30,856
Other (Income) Expense, net	(11,435)	(872)	5,150
Depreciation and Amortization	22,990	21,218	14,994

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$77,542	$75,602	$66,528

Share-based Compensation, Non-Cash	4,651	4,902	4,031
Acquisition, Transaction, and Other Non-Operating Costs	(15,154)	(4,491)	797

Adjusted Operating EBITDA (non-GAAP measure)	$67,039	$76,013	$71,356